Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2003, relating to the financial statements of Dreyfus Premier Stock Funds: Dreyfus Premier Small Cap Equity Fund, Dreyfus Premier International Equity Fund, and Dreyfus Premier International Small Cap Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2003